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                                                                      Exhibit 23

              [Letterhead of Deloitte & Touche Brightman Almagor]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Renaissance Investment House Ltd., we hereby consent to the incorporation of our report, dated February 21, 2001, included in Form 10K of Ampal-American Israel Corporation for the year ended December 31, 2000 (relating to the financial statements of Renaissance Investment House Ltd. -- not included herein), into Ampal-American Israel Corporation's previously filed registration statements Nos. 333-61895, and 333-55970.


/s/ Brightman, Almagor & Co.
BRIGHTMAN, ALMAGOR & CO.,
Certified Public Accountants

Dated: March 26,2001